Exhibit 99.2
May 16, 2025
Core Scientific Appoints Elizabeth Crain to Board of Directors
Jordan Levy Elected Chairman of the Board
AUSTIN, Texas, May 16, 2025 - Core Scientific, Inc. (NASDAQ: CORZ), a leader in digital infrastructure for high-density colocation services and digital asset mining, today announced the appointment of Elizabeth Crain to its Board of Directors, effective immediately. Ms. Crain will also serve as the Chair of the Company’s Audit Committee.
Ms. Crain brings over 30 years of experience in investment banking, private equity, and executive leadership. She is a Co-Founder and former Chief Operating Officer of Moelis & Company, a leading global independent investment bank. In her role as COO, she oversaw the firm’s global strategy, infrastructure, and business operations, playing a key role in scaling Moelis into an internationally recognized financial advisory platform. Prior to co-founding Moelis, Ms. Crain spent more than two decades in investment banking and private equity, including as a Managing Director and Chief Operating Officer of UBS Investment Banking Americas. She currently serves as a Partner at the Consello Group, a strategic advisory and investing platform. In 2022, Ms. Crain was named one of the 100 Most Influential Women in U.S. Finance by Barron’s.
Ms. Crain is also a member of the Board of Nokia Corporation (NYSE: NOK). Elizabeth holds an MBA from The Wharton School, University of Pennsylvania, and a B.S. in Economics from Arizona State University.
“We are excited to welcome Elizabeth Crain to our Board during this important time in Core Scientific’s evolution,” said Adam Sullivan, Chief Executive Officer. “Elizabeth brings over 30 years of financial leadership, with a strong track record of driving strategic growth and navigating dynamic business environments. Her insight and experience will be a tremendous asset as we execute our long-term growth strategy.”
In connection with Ms. Crain’s appointment, the Company’s Board of Directors elected Jordan Levy as Chair of the Board. Mr. Levy succeeds Jarrod Patten, who did not stand for reelection at the Company’s 2025 Annual Meeting of Stockholders.
“We are thrilled to have Jordan Levy step into his new role as Chairman. His exceptional leadership and vision make him the ideal partner as we enter our next phase of growth. I am personally looking forward to deepening our collaboration and building on the strong foundation we’ve already established,” added Sullivan.
ABOUT CORE SCIENTIFIC

Core Scientific, Inc. (“Core Scientific” or the “Company”) is a leader in digital infrastructure for high-density colocation services and digital asset mining. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account and to provide hosting services for large digital asset mining customers and we are in the process of allocating and converting a significant portion of our ten facilities in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1), Oklahoma (1) and Texas (3) to support artificial intelligence-related workloads under a series of contracts that entail the modification of certain of our data centers to deliver next generation colocation services. We derive the majority of our revenue from earning digital assets for our own account (“self-mining”). To learn more, visit www.corescientific.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale, grow its business and execute on its growth plans and hosting contracts, source energy at reasonable rates, the advantages, expected growth, and anticipated future revenue of the Company, and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our high density colocation capabilities; our ability to perform under our existing colocation agreements, our ability to maintain our competitive position in our existing operating segments, the impact of increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting high density computing, the blockchain industry and the blockchain hosting market; price volatility of digital assets and bitcoin in particular; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; changing expectations with respect to ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

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CONTACTS
Investors: ir@corescientific.com
Media: press@corescientific.com

Exhibit 99.2
May 16, 2025

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